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Exhibit 32

SECTION 1350 CERTIFICATION
18 U.S.C. SECTION 1350

        In connection with the Quarterly Report of Georgia Gulf Corporation (the "Company") on Form 10-Q for the quarter ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Edward A. Schmitt, President and Chief Executive Officer of the Company, certify, to the best of my knowledge pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  EDWARD A. SCHMITT
Edward A. Schmitt
 President and Chief Executive Officer
August 3, 2004

SECTION 1350 CERTIFICATION
18 U.S.C. SECTION 1350

        In connection with the Quarterly Report of Georgia Gulf Corporation (the "Company") on Form 10-Q for the quarter ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James T. Matthews, Vice President-Finance, Treasurer and Chief Financial Officer of the Company, certify, to the best of my knowledge pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  JAMES T. MATTHEWS
James T. Matthews
 Vice President Finance, Treasurer and Chief Financial Officer
August 3, 2004

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SECTION 1350 CERTIFICATION 18 U.S.C. SECTION 1350